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                                                                  EXHIBIT 10.4.4

                            [GE CAPITAL LETTERHEAD]


                                                                     May 1, 1996


VIA FEDERAL EXPRESS

Sunrise Assisted Living Limited Partnership
c/o Sunrise Retirement Homes and Communities
9401 Lee Highway #300
Fairfax, Virginia 22031
Attn: Thomas Newell

         Re: $95,000,000 loan (the "Loan") to Sunrise Assisted Living Limited Partnership ("SALLP") from General Electric Capital Corporation ("GECC") with respect to 12 assisted living properties (the "Properties").


Dear Tom,

         This letter is in response to your correspondence dated February 23, 1996 regarding the anticipated initial public offering of shares of common stock of Sunrise Assisted Living, Inc. ("SALI"), the 99% limited partner of SALLP and the 100% owner of the stock of Sunrise Assisted Living Investments, Inc., the general partner of SALLP (the "SALI IPO").

         Effective upon consummation of the SALI IPO, and provided there exists no event of default under the Loan (including without limitation, the Second Loan Modification of even date herewith) at such time, GECC hereby confirms that following the initial public offering of shares in SALI, SALI will constitute a "Permitted Owner" (as such term is defined in Section 1.23 of the mortgages and deeds of trust securing the Loan), subject to the continuing satisfaction of the conditions set for the below at all times prior to the repayment in full of the Loan and all amounts owed to GECC in connection therewith:

         (i) Paul J. Klaassen and/or Teresa Klaassen shall serve in the capacity of Chairman of the Board of Directors and President of SALI, and the by-laws of SALI shall provide that the Chairman of the Board of Directors and President of SALI shall have all attendant rights, powers and responsibilities customarily incident to such positions, and the certificate of incorporation of SALI and any shareholder agreements or other documents entered into by or binding on SALI, Paul J. Klaassen or Teresa Klaassen will not contain any contradictory provisions;


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Sunrise Assisted Living Limited Partnership
May, 1, 1996
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         (ii)    Paul  J. Klaassen and/or Teresa Klaassen shall retain
ownership of at least 25% of the shares of common stock of SALI outstanding from time to time, with the full unrestricted authority and right to freely vote such shares, including, without limitation, in connection with the election of members of the Board of Directors of SALI;

         (iii) The by-laws of SALI shall provide that the election of the Board of Directors of SALI shall be determined on the basis of a plurality vote, and the certificate of incorporation of SALI and any shareholder agreements or other documents entered into by or binding on SALI, Paul J. Klaassen or Teresa Klaassen will not contain any contradictory provisions; and

         (iv) There shall exist no terms or provisions in the certificate of incorporation and by-laws of SALI, or in any shareholder agreements or other documents entered into by or binding upon SALI, Paul J. Klaassen or Teresa Klaassen, restricting the authority or right of any shareholders of SALI to freely vote their shares, including, without limitation, in connection with the election of members of the Board of Directors of SALI.

         In the event that one or more of the conditions set forth above are not satisfied at any time prior to the repayment in full of the Loan and all amounts owed to GECC in connection therewith, SALI shall not constitute a "Permitted Owner" (as such term is defined in Section 1.23 of the mortgages and deeds of trust securing the Loan) and GECC reserves all rights and remedies available to it under applicable law and pursuant to the documents evidencing, securing and setting forth the terms of the Loan (the "Loan Documents") as a result of a transfer to a person or entity which is not a "Permitted Owner" in violation of Section 1.23 of the mortgages and deeds of trust securing the Loan.

         This consent shall, at Lender's option, terminate and be of no further force or effect if the SALI IPO is not consummated on or before July 31, 1996.

         This letter and the agreements of GECC contained herein shall not constitute (i) a waiver, release, amendment or modification of any of the terms and provisions of the Loan Documents, including, without limitation,
Section 1.23 of the mortgages and deeds of trust securing the Loan, or (ii) a course of conduct, dealing or performance.

                           Very Truly Yours,


                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By: /s/Robert C. Skelly
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                                  R.C. Skelly